SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): June 21, 1999



                                  Datakey, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         000-11447                                       41-1291472
(Commission File Number)                 (I.R.S. Employer Identification Number)


                            407 West Travelers Trail
                           Burnsville, Minnesota 55337
               (Address of Principal Executive Offices) (Zip Code)


                                  612-890-6850
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On June 21, 1999, the Company completed a $1,351,282 financing with accredited investors. In connection with the financing, the Company issued 540,513 shares of Common Stock (the "Common Stock") and five-year warrants to purchase an aggregate of 540,513 shares of the Company's Common Stock with an exercise price of $2.50 per share (the "Warrants"). As part of the financing, the parties also entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement on Form S-1 or Form S-3 by July 21, 1999 covering the resale of shares of the Company's Common Stock issued on June 21, 1999 and issuable upon exercise of the Warrants The Company also paid a placement agent $99,053 in commissions plus accountable expenses, and issued to such agent a warrant to purchase 54,052 shares of Company Common Stock at an exercise price of $2.70 per share.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements:  None.

         (b)      Pro forma financial information:  None.

         (c)      Exhibits:  None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 22, 1999

                                     DATAKEY, INC.



                                     By   /s/ Carl P. Boecher
                                          Carl P. Boecher
                                          President and Chief Executive Officer